EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-2 of our report dated March 15, 2002 relating to the financial statements of Regan Holding Corp., which is incorporated by reference in such Registration
Statement, and our report dated March 15, 2002 relating to the financial statement schedules, which appears in Regan Holding Corp.'s Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Francisco, CA
October 31, 2002